EXHIBIT 15.2
                                                                    ------------

                      [Letterhead of HATCH Associates Ltd.]


                                CONSENT OF AUTHOR

I, Callum L. B. Grant, do hereby consent to the written disclosure of the "Independent Technical Report - TLC Ventures Corp. - Point Leamington Massive Sulphide Deposit" dated April 14, 2004 (the "Technical Report"), and to the filing of the Technical Report with the U.S. Securities and Exchange Commission as part of TLC Ventures Corp.'s Form 20F submission.

I also certify that I have read the written disclosure being filed and I do not have any reason to believe that there are misrepresentations in the information derived from the Technical Report or that the written disclosures contain any misrepresentation of the information contained in the Technical Report.


Dated this 20th day of April, 2005.



/s/ Callum L. B. Grant
-----------------------------
Callum L. B. Grant, P.Eng.
Manager of Geology & Mining
Hatch Vancouver